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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in this registration statement (Form S-8) pertaining to the Dan River Inc. 2000 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated February 4, 2000, except for the last paragraph in Note 14, as to which the date is March 1, 2000, with respect to the consolidated financial statements and schedule of Dan River Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 1, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


May 5, 2000